As filed with the Securities and Exchange Commission on August 2, 2021

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ON SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-3840979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5005 E. McDowell Road

Phoenix, Arizona 85008

(Address of Principal Executive Offices) (Zip Code)

ON SEMICONDUCTOR CORPORATION

AMENDED AND RESTATED STOCK INCENTIVE PLAN

(Full title of the plan)

George H. Cave, Esq.

ON SEMICONDUCTOR CORPORATION

5005 E. McDowell Road

Phoenix, Arizona 85008

(602) 244-5226

(Name, address, telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.01 per share	22,500,000 shares	$35.64	$801,900,000	$87,487.29

(1)

Together with an indeterminate number of shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of the registrant.

(2)

Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the registrant’s common stock as reported on the NASDAQ Stock Market LLC (NASDAQ Global Select Market) on July 27, 2021.

Explanatory Note

The sole purpose of this registration statement on Form S-8 (this “Registration Statement”) is to register an additional 22,500,000 shares of the common stock, par value $0.01, of ON Semiconductor Corporation (the “Company”) reserved for issuance under the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan, as amended and restated. This increase was approved by the Company’s Board of Directors on March 17, 2021 and by the Company’s stockholders on May 20, 2021.

Pursuant to General Instruction E to Form S-8, the contents of each of the registration statements on Form S-8 filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 19, 2010 (File No. 333-166958), August 17, 2012 (File No. 333-183389) and August 7, 2017 (File No. 333-219752) are hereby incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are incorporated herein by reference, excluding, in each case, information deemed furnished and not filed:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

2.	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended April 2, 2021 and July 2, 2021.

3.

The Company’s Current Reports on Form 8-K filed January 15, 2021, January  28, 2021, February  19, 2021, March  4, 2021, March  9, 2021, May  10, 2021, May  12, 2021, May  19, 2021, May  21, 2021 and June 17, 2021.

4.

The description of the Company’s common stock included in its registration statement on Form 8-A12G, filed April 21, 2000, and any amendment or report that the Company has filed (or will file after the date of this Registration Statement and prior to the termination of this offering) for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, excluding, in each case, information deemed furnished and not filed. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated herein by reference to another filing with the SEC, each of the following exhibits is filed herewith:

Exhibit No.	Description

4.1(a)	Amended and Restated Certificate of Incorporation of ON Semiconductor Corporation, as further amended through March 26, 2008 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2008 filed with the SEC on May 7, 2008)

4.1(b)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated May 28, 2014 filed with the SEC on June 3, 2014)

4.1(c)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 filed with the SEC on August 7, 2017)

4.2	Amended and Restated Bylaws of ON Semiconductor Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated November 21, 2013 filed with the SEC on November 25, 2013)

4.3	Specimen of share certificate of Common Stock, $0.01 par value, ON Semiconductor Corporation (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the SEC on March 10, 2004)

5.1	Opinion of Morrison & Foerster LLP

10.1	ON Semiconductor Corporation Amended and Restated Stock Incentive Plan, effective March 17, 2021 and approved by stockholders May 20, 2021 (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 2, 2021 filed with the SEC on August 2, 2021)

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on signature page hereto)

SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on August 2, 2021.

ON SEMICONDUCTOR CORPORATION

By:	/s/ THAD TRENT
Thad Trent
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thad Trent, George H. Cave and Lauren C. Bellerjeau and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ HASSANE S. EL-KHOURY Hassane S. El-Khoury	President, Chief Executive Officer and Director (Principal Executive Officer)	July 6, 2021

/s/ BERNARD R. COLPITTS, JR. Bernard R. Colpitts, Jr.	Chief Accounting Officer (Principal Accounting Officer)	July 19, 2021

/s/ ALAN CAMPBELL Alan Campbell	Chair of the Board of Directors	June 9, 2021

/s/ ATSUSHI ABE Atsushi Abe	Director	June 9, 2021

/s/ SUSAN K. CARTER Susan K. Carter	Director	June 13, 2021

/s/ THOMAS L. DEITRICH Thomas L. Deitrich	Director	June 10, 2021

/s/ GILLES DELFASSY Gilles Delfassy	Director	June 24, 2021

/s/ BRUCE E. KIDDOO Bruce E. Kiddoo	Director	June 9, 2021

/s/ PAUL A. MASCARENAS Paul A. Mascarenas	Director	June 11, 2021

/s/ GREGORY L. WATERS Gregory L. Waters	Director	June 9, 2021

/s/ CHRISTINE Y. YAN Christine Y. Yan	Director	June 9, 2021